PriceSmart Announces First Quarter Results of Operations for Fiscal Year 2018

San Diego, CA (January 4, 2018) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2018 which ended on November 30, 2017.

For the first quarter of fiscal year 2018, net warehouse club sales increased 4.1% to $745.4 million from $716.1 million in the first quarter of fiscal year 2017. Total revenues for the first quarter of fiscal year 2018 were $767.1 million compared to $739.6 million in the first quarter of the prior year. The Company had 40 clubs in operation as of November 30, 2017, compared to 39 warehouse clubs in operation as of November 30, 2016.

The Company recorded operating income for the first quarter of $33.2 million, compared to operating income of $38.4 million for the first quarter of the prior year. Net income was $22.5 million, or $0.74 per diluted share, in the first quarter of fiscal year 2018. Net income in the first quarter of fiscal year 2017 was $24.9 million, or $0.82 per diluted share.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 5, 2018, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (855) 209-8211 toll free, or (412) 317-5214 for international callers, and asking to join the PriceSmart, Inc. call. A digital replay will be available through January 12, 2018, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay access code 10114245.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 40 warehouse clubs in 12 countries and one U.S. territory (seven each in Colombia and Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we offer limited online shopping to our members in certain markets, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; failure to grow our e-commerce business through the integration of physical and digital retail or otherwise, and the cost of our increasing e-commerce investments, may materially adversely affect our market position, net sales and financial performance; our profitability is vulnerable to cost increases; we face difficulties in the shipment of, and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; negative economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables; we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S. dollars; we face compliance risks related to our international operations; we rely extensively on computer systems to process transactions, summarize results and manage our business. Failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we may experience difficulties implementing our new global enterprise resource planning system; any failure by us to maintain the security of the information that we hold relating to our company, members, employees and vendors, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; a few of our stockholders own approximately 25.3% of our voting stock as of November 30, 2017, which may make it difficult to complete some corporate transactions without their support and may impede a change in control. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10- K filed for the fiscal year ended August 31, 2017 filed on October 26, 2017 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	November 30,	November 30,
	2017	2016
Revenues:
Net warehouse club sales	$745,401	$716,079
Export sales	8,147	10,734
Membership income	12,375	11,710
Other income	1,149	1,049
Total revenues	767,072	739,572
Operating expenses:
Cost of goods sold:
Net warehouse club	637,236	608,490
Export	7,749	10,181
Selling, general and administrative:
Warehouse club operations	69,502	65,426
General and administrative	18,830	16,802
Pre-opening expenses	430	(113)
Loss/(gain) on disposal of assets	159	407
Total operating expenses	733,906	701,193
Operating income	33,166	38,379
Other income (expense):
Interest income	400	502
Interest expense	(1,255)	(1,654)
Other income (expense), net	278	(928)
Total other income (expense)	(577)	(2,080)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	32,589	36,299
Provision for income taxes	(10,115)	(11,437)
Income (loss) of unconsolidated affiliates	16	7
Net income	$22,490	$24,869
Net income per share available for distribution:
Basic net income per share	$0.74	$0.82
Diluted net income per share	$0.74	$0.82
Shares used in per share computations:
Basic	30,078	29,982
Diluted	30,079	29,987
Dividends per share	$—	$—

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30,
	2017	August 31,
	(Unaudited)	2017
ASSETS
Current Assets:
Cash and cash equivalents	$129,183	$162,434
Short-term restricted cash	373	460
Receivables, net of allowance for doubtful accounts of $6 as of November 30, 2017 and $7 as of August 31, 2017, respectively.	6,602	6,460
Merchandise inventories	372,413	310,946
Prepaid expenses and other current assets (includes $71 and $0 as of November 30, 2017 and August 31, 2017, respectively, for the fair value of foreign currency forward contracts)	36,168	30,070
Total current assets	544,739	510,370
Long-term restricted cash	2,986	2,818
Property and equipment, net	567,038	557,829
Goodwill	35,578	35,642
Deferred tax assets	15,200	15,412
Other non-current assets (includes $3,278 and $2,547 as of November 30, 2017 and August 31, 2017, respectively, for the fair value of derivative instruments)	46,506	44,678
Investment in unconsolidated affiliates	10,781	10,765
Total Assets	$1,222,828	$1,177,514
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$2,483	$—
Accounts payable	297,371	272,248
Accrued salaries and benefits	19,250	19,151
Deferred membership income	22,234	22,100
Income taxes payable	5,217	5,044
Other accrued expenses	28,253	26,483
Long-term debt, current portion	18,257	18,358
Total current liabilities	393,065	363,384
Deferred tax liability	1,647	1,812
Long-term portion of deferred rent	8,838	8,914
Long-term income taxes payable, net of current portion	898	909
Long-term debt, net of current portion	80,340	87,939
Other long-term liabilities (includes $346 and $682 for the fair value of derivative instruments and $5,335 and $5,051 for post employment plans as of November 30, 2017 and August 31, 2017, respectively)	5,731	5,789
Total Liabilities	490,519	468,747

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,278,595 and 31,275,727 shares issued and 30,403,610 and 30,400,742 shares outstanding (net of treasury shares) as of November 30, 2017 and August 31, 2017, respectively	3	3
Additional paid-in capital	424,856	422,395
Tax benefit from stock-based compensation	11,486	11,486
Accumulated other comprehensive loss	(111,468)	(110,059)
Retained earnings	443,356	420,866
Less: treasury stock at cost, 874,985 shares as of both November 30, 2017 and August 31, 2017	(35,924)	(35,924)
Total Equity	732,309	708,767
Total Liabilities and Equity	$1,222,828	$1,177,514